EXHIBIT 4.01

NINTH AMENDMENT TO CREDIT AGREEMENT

THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Company”) and FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana), and Fifth Third Bank, Indiana (Central) (the “Bank”), being parties to that certain Credit Agreement dated as of November 16, 2001, as previously amended (collectively, the “Agreement”), agree to further amend the Agreement by this Ninth Amendment to Credit Agreement (this “Amendment”) as follows.

1.            DEFINITIONS.  All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.  In addition, the following new definition is hereby added to Section 1 of the Agreement as follows:

•
“Ninth Amendment” means that certain agreement entitled “Ninth Amendment to Credit Agreement” entered into by and between the Company and the Bank dated as of August 6, 2008, for the purpose of amending this Agreement.

2.            THE REVOLVING LOAN.  Section 2(a)(i) and the first sentence of Section 2(a)(ii) of the Agreement are hereby amended and restated in their respective entireties as follows:

(i)
The Commitment -- Use of Proceeds.  From the date of the Ninth Amendment and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the “Revolving Loan”) to the Company from time to time under a revolving line of credit of amounts not exceeding in the aggregate principal amount at any time outstanding the amount of Thirty Million and No/100 Dollars ($30,000,000.00). Proceeds of the Revolving Loan may be used by the Company only to fund general corporate purposes.

(ii)
Method of Borrowing.  The obligation of the Company to repay the Revolving Loan shall be evidenced by a Promissory Note of the Company in the form of Exhibit “A” attached to the Ninth Amendment (the “Revolving Note”).

3.            FINANCIAL COVENANTS.  Sections 5(g)(i) and 5(g)(ii) of the Agreement are hereby amended and restated in their respective entireties as follows:

(i)
Maximum Ratio of Funded Debt to EBITDA. As of the end of each period of four (4) consecutive fiscal quarters ending as of the last day of each fiscal quarter, the Company shall maintain a ratio of Funded Debt to EBITDA of not more than 4.75 to 1.00. On and after the date of the Ninth Amendment, for purposes of calculating EBITDA, the calculation of earnings shall exclude a one-time, non-cash impairment charge of up to $17,500,000 pre-tax taken during the Company’s third fiscal quarter in 2008.

(ii)
Debt Service Coverage Ratio.  As of the end of each period of four (4) consecutive fiscal quarters ending as of the last day of each fiscal quarter, the Company shall maintain a debt service coverage ratio of not less than .70  to 1.00.  For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of: (A) the sum of net income, interest expense, plus rent expense, to (B) the sum of interest expense, rent expense, the Current Portion of all lease obligations, plus the Current Portion of all long term debt. The term “Current Portion” means all payments scheduled to be paid over the twelve (12) month period immediately following the date of determination.  On and after the date of the Ninth Amendment, the calculation of net income shall exclude a one-time, non-cash impairment charge of up to $17,500,000 pre-tax taken during the Company’s third fiscal quarter in 2008.

4.            WAIVERS.  The Bank hereby waives the violations of: (i) Section 5(g)(i) of the Agreement with respect to the failure by the Company to maintain a maximum ratio of Funded Debt to EBITDA of not more than 4.75 to 1.00 for the period ending at the end of the Company’s third fiscal quarter in 2008;  and (ii) Section 5(g)(ii) of the Agreement  with respect to the failure of the Company to maintain a debt service coverage ratio of not less than .70 to 1.00 for the period ending at the end of the Company’s third fiscal quarter in 2008, as required therein, but strict compliance with these covenants, as amended herein, shall be required at all times hereafter.  Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Agreement or be construed as a commitment on the part of the Bank to waive any subsequent violation of the same or any other term or condition set forth in the Agreement, as amended by this Amendment.

5.            REPRESENTATIONS AND WARRANTIES.  In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein and, (ii)  Section 3(d)  of  the Agreement  shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank.

6.            EVENTS OF DEFAULT.  The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment, except as are waived herein.

7.            CONDITIONS PRECEDENT.  As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i)	This Amendment duly executed by the Company.

(ii)	The Revolving Note in the form of Exhibit "A" attached hereto duly executed by the Company.

(iii)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "B" duly executed by Steak n Shake Operations, Inc.

(iv)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "C" duly executed by Steak n Shake Enterprises, Inc.

(v)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "D" duly executed by SnS Investment Company.

(vi)	Payment by the Company to the Bank contemporaneously with the execution hereof of an amendment and waiver fee in the amount of $30,000.

(vii)
Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Amendment, the Revolving Note, and all other Loan Documents provided for in this Amendment to which the Company is a party certified by the Secretary of the Board of Directors of the Company as being in full force and effect and duly adopted as of the date hereof.

(viii)
The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to execute this Amendment, the Revolving Note, and all other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(ix)
Resolutions of the Board of Directors of Steak n Shake Operations, Inc., an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Operations, Inc. is a party certified by the Secretary of the Board of Directors of Steak n Shake Operations, Inc. as being in full force and effect and duly adopted as of the date hereof.

(x)
The Certificate of the Secretary of the Board of Directors of Steak n Shake Operations, Inc. certifying the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Operations, Inc. is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(xi)
Resolutions of the Board of Directors of Steak n Shake Enterprises, Inc., an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party certified by the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. as being in full force and effect and duly adopted as of the date hereof.

(xii)
The Certificate of the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. certifying the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(xiii)
Resolutions of the Board of Directors of SnS Investment Company, an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which SnS Investment Company is a party certified by the Secretary of the Board of Directors of SnS Investment Company as being in full force and effect and duly adopted as of the date hereof.

(xiv)
The Certificate of the Secretary of the Board of Directors of SnS Investment Company certifying the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which SnS Investment Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

8.            PRIOR AGREEMENTS.  The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

9.            EFFECT OF AMENDMENT.  The provisions contained herein shall serve to supplement and amend the provisions of the Agreement.  To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

10.            REAFFIRMATION.  Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

11.            COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

IN WITNESS WHEREOF, the Company and the Bank have executed and delivered in Indiana this Ninth Amendment Credit Agreement by their respective duly authorized officers as of August 6, 2008.

THE STEAK N SHAKE COMPANY, an Indiana corporation

By:	/s/ David C. Milne

David C. Milne, Vice President, General Counsel and Corporate Secretary

 FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana), and Fifth Third Bank, Indiana (Central)

By:	/s/ William J. Krummen
William J. Krummen, Vice President

SCHEDULE OF EXHIBITS

Exhibit "A"	Promissory Note (Revolving Loan)($30,000,000.00) (The Steak n Shake Company)

Exhibit "B"	Reaffirmation of Guaranty Agreement (Steak n Shake Operations, Inc.)

Exhibit "C"	Reaffirmation of Guaranty Agreement (Steak n Shake Enterprises, Inc.)

Exhibit "D"	Reaffirmation of Guaranty Agreement (SnS Investment Company)

Exhibit "A"
PROMISSORY NOTE
(Revolving Loan)

Indianapolis, Indiana
$30,000,000.00                                                                                            Dated: August 6, 2008
Final Maturity: January 30, 2009

On or before January 30, 2009 (“Final Maturity”), THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Maker”) promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana), and Fifth Third Bank, Indiana (Central) (the “Bank”) at the principal office of the Bank at Indianapolis, Indiana, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00), or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank pursuant to the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

This Note evidences indebtedness (the “Loan”) incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under a Credit Agreement dated as of November 16, 2001, as amended (the “Credit Agreement”).  All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time.  The Loan is referred to in the Credit Agreement as the “Revolving Loan.”  Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity.  The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded.  Such books and records shall be deemed primafacie to be correct as to such matters. The terms “Advance” and “Banking Day” are used in this Note as defined in the Credit Agreement.

Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement.  Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of August, 2008.  After maturity, interest shall be due and payable as accrued and without demand.  Interest will be calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity.  Principal may be prepaid, but only as provided in the Credit Agreement.

If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable.  Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other “Events of Default” as defined therein.

If any installment of interest due under the terms of this Note prior to maturity is not paid in full within ten (10) days when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $20.00 or five percent (5%) of the amount past due.  Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note.  Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice. All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

This Note supersedes and replaces that certain Promissory Note (Revolving Loan) made by the Maker payable to the order of the Bank dated May 16, 2008, in the principal amount of $45,000,000.00 and maturing on January 30, 2009.

This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

THE STEAK N SHAKE COMPANY, an Indiana corporation

By:  /s/ David C. Milne
David C. Milne, Vice President, General Counsel and Corporate Secretary

Exhibit "B"

REAFFIRMATION OF GUARANTY AGREEMENT
(Steak n Shake Operations, Inc.)

The undersigned (the “Guarantor”), being the Guarantor under that certain Guaranty Agreement dated as of November 16, 2001 (the “Guaranty”), pursuant to which the undersigned guaranteed the obligations of THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Company”) to FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana),and  Fifth Third Bank, Indiana (Central) (the “Bank”) under the terms  of that certain Credit Agreement (the “Agreement”) dated as of November 16, 2001, entered into by and between the Company and the Bank, as previously amended, hereby consents to the execution of that certain Ninth Amendment to Credit Agreement to be entered into by and between the Company and the Bank dated as of even date herewith (the “Amendment”), hereby agrees that the Obligations (as defined in the Guaranty) shall include the obligations of the Company to the Bank under the Agreement as amended by the Amendment, which Amendment, among other things, decreases the amount of the Revolving Loan (as defined in the Agreement) to $30,000,000.00 and modifies the method of calculating the financial covenants provided thereunder, and the undersigned reaffirms its Obligations under, and agrees to be bound by, the terms of the Guaranty.

Further, the Guarantor acknowledges that while it may be the present practice of the Bank to obtain the undersigned’s consent to the execution and delivery of the Amendment, the Bank may discontinue any such practice in the future and such discontinuance shall not be construed as a waiver of the Bank’s right, in its discretion, to enter into any further amendments to or grant any further waivers of any of the terms and conditions of the Agreement without the consent of the undersigned, and the Bank’s failure to request or obtain the consent of the undersigned to any such amendment or waiver shall not affect the liability of the undersigned to the Bank under the Guaranty.

IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Guaranty Agreement by its duly authorized officer as of August 6, 2008.

 STEAK N SHAKE OPERATIONS, INC., an Indiana corporation

By:	/s/ David C. Milne
  David C. Milne, Vice President, General Counsel and Corporate Secretary

STATE OF INDIANA	)
           ) SS:
COUNTY OF Marion	)

Before me, a Notary Public in and for said County and State, personally appeared David C. Milne, the Vice President, General Counsel and Corporate Secretary of STEAK N SHAKE OPERATIONS, INC., an Indiana corporation, who as such authorized officer acknowledged execution of the foregoing Reaffirmation of Guaranty Agreement on behalf of said corporation this 6th day of August, 2008.

Signature:                  /s/ Lisa Blythe
Printed:                      Lisa Blythe, Notary Public
My Commission Expires:  3/3/2015

My County of Residence: Johnson

Exhibit "C"

REAFFIRMATION OF GUARANTY AGREEMENT
(Steak n Shake Enterprises, Inc.)

The undersigned (the “Guarantor”), being the Guarantor under that certain Guaranty Agreement dated as of August 21, 2006 (the “Guaranty”), pursuant to which the undersigned guaranteed the obligations of THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Company”) to FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana), and Fifth Third Bank, Indiana (Central) (the “Bank”) under the terms  of that certain Credit Agreement (the “Agreement”) dated as of November 16, 2001, entered into by and between the Company and the Bank, as previously amended, hereby consents to the execution of that certain Ninth Amendment to Credit Agreement to be entered into by and between the Company and the Bank dated as of even date herewith (the “Amendment”), and hereby agrees that the Obligations (as defined in the Guaranty) shall include the obligations of the Company to the Bank under the Agreement as amended by the Amendment, which Amendment, among other things, decreases the amount of the Revolving Loan (as defined in the Agreement) to $30,000,000.00 and modifies the method of calculating the financial covenants provided thereunder, and the undersigned reaffirms its Obligations under, and agrees to be bound by, the terms of the Guaranty.

Further, the Guarantor acknowledges that while it may be the present practice of the Bank to obtain the undersigned’s consent to the execution and delivery of the Amendment, the Bank may discontinue any such practice in the future and such discontinuance shall not be construed as a waiver of the Bank’s right, in its discretion, to enter into any further amendments to or grant any further waivers of any of the terms and conditions of the Agreement without the consent of the undersigned, and the Bank’s failure to request or obtain the consent of the undersigned to any such amendment or waiver shall not affect the liability of the undersigned to the Bank under the Guaranty.

IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Guaranty Agreement by its duly authorized officer as of August 6, 2008.

 STEAK N SHAKE ENTERPRISES, INC., an Indiana corporation

By:	/s/ David C. Milne
 David C. Milne, Vice President, General Counsel and Corporate Secretary

STATE OF INDIANA	)
           ) SS:
COUNTY OF Marion	)

Before me, a Notary Public in and for said County and State, personally appeared David C. Milne, the Vice President, General Counsel and Corporate Secretary of STEAK N SHAKE ENTERPRISES, INC., an Indiana corporation, who as such authorized officer acknowledged execution of the foregoing Reaffirmation of Guaranty Agreement on behalf of said corporation this 6th day of August, 2008.

Signature:                  /s/ Lisa Blythe
Printed:                      Lisa Blythe, Notary Public
My Commission Expires:  3/3/2015

My County of Residence: Johnson

Exhibit "D"

REAFFIRMATION OF GUARANTY AGREEMENT
(SnS Investment Company)

The undersigned (the “Guarantor”), being the Guarantor under that certain Guaranty Agreement dated as of November 16, 2001 (the “Guaranty”), pursuant to which the undersigned guaranteed the obligations of THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Company”) to FIFTH THIRD BANK, a Michigan banking corporation, formerly known as Fifth Third Bank (Central Indiana), a Michigan banking corporation and formerly known as Fifth Third Bank, Indiana (Central) (the “Bank”) under the terms  of that certain Credit Agreement (the “Agreement”) dated November 16, 2001, entered into by and between the Company and the Bank, as previously amended, hereby consents to the execution of that certain Ninth Amendment to Credit Agreement to be entered into by and between the Company and the Bank dated as of even date herewith (the “Amendment”), and hereby agrees that the Obligations (as defined in the Guaranty) shall include the obligations of the Company to the Bank under the Agreement as amended by the Amendment, which Amendment, among other things, decreases the amount of the Revolving Loan (as defined in the Agreement) to $30,000,000.00 and modifies the method of calculating the financial covenants provided thereunder, and the undersigned reaffirms its Obligations under, and agrees to be bound by, the terms of the Guaranty.

Further, the Guarantor acknowledges that while it may be the present practice of the Bank to obtain the undersigned’s consent to the execution and delivery of the Amendment, the Bank may discontinue any such practice in the future and such discontinuance shall not be construed as a waiver of the Bank’s right, in its discretion, to enter into any further amendments to or grant any further waivers of any of the terms and conditions of the Agreement without the consent of the undersigned, and the Bank’s failure to request or obtain the consent of the undersigned to any such amendment or waiver shall not affect the liability of the undersigned to the Bank under the Guaranty.

IN WITNESS WHEREOF, the undersigned has executed this Reaffirmation of Guaranty Agreement by its duly authorized officer as of August 6, 2008.

SnS INVESTMENT COMPANY, an Indiana corporation

By:	/s/ David C. Milne
 David C. Milne, Vice President, General Counsel and Corporate Secretary

STATE OF INDIANA	)
           ) SS:
COUNTY OF Marion	)

Before me, a Notary Public in and for said County and State, personally appeared David C. Milne, the Vice President, General Counsel and Corporate Secretary of STEAK N SHAKE INVESTMENT COMPANY, an Indiana corporation, who as such authorized officer acknowledged execution of the foregoing Reaffirmation of Guaranty Agreement on behalf of said corporation this 6th day of August, 2008.

Signature:                  /s/ Lisa Blythe
Printed:                      Lisa Blythe, Notary Public
My Commission Expires:  3/3/2015

My County of Residence: Johnson